Exhibit 10.27


Amendment of United Waste Systems, Inc. 1992 Disinterested
Director Stock Option Plan (the "Plan")

     In order to reflect resolutions relating to the Plan duly adopted by the board of directors of United Waste Systems, Inc., the Plan is amended as follows:

     1. The first sentence of Section 2 of the Plan is modified to read as follows:

          The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 368,000.